UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2011

OCULUS INNOVATIVE SCIENCES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 782-0792
 (Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

Product Option Agreement between the Company and AmDerma Pharmaceuticals, LLC

On February 14, 2011, we entered into a Product Option Agreement with an Amneal affiliate, AmDerma Pharmaceuticals, LLC. Pursuant to the Agreement, we sold an option to exclusively sell and distribute our proprietary Microcyn®-based acne drug candidate to AmDerma for a one-time non-refundable payment of $500,000. On June 23, 2011, AmDerma exercised its option to license rights to the drug candidate. We expect to finalize the terms of the license agreement within 45-60 days.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Product Option Agreement between the Company and AmDerma Pharmaceuticals, LLC filed as Exhibit 10.3 to our Current Report on Form 8-K filed February 18, 2011 and incorporated herein by reference.

This report contains forward-looking statements.  Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions.  These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by our management.  These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC.  Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

10.1
Product Option Agreement between the Company and AmDerma Pharmaceuticals, LLC, dated February 14, 2011 (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed February 18, 2011, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULUS INNOVATIVE SCIENCES, INC.
(Registrant)

Date	June 28, 2011

/s/ Hojabr Alimi
(Signature)

Name:	Hojabr Alimi
Title:	Chairman of the Board and Chief Executive Officer